EXHIBIT 21.1

SUBSIDIARIES OF INNOPHOS HOLDINGS, INC.
Company	Ownership*	Jurisdiction
Innophos Investments Holdings, Inc.	Innophos Holdings, Inc.	Delaware
Innophos, Inc.	Innophos Investments Holdings, Inc.	Delaware
Woody IV, LLC	Innophos Investments Holdings, Inc.	Utah
Innophos Nutrition, Inc.	Innophos, Inc.	Delaware
Innophos (Gibraltar) Investments Holdings Limited	Innophos, Inc.	Gibraltar
Innophos (Gibraltar) Investments Limited	Innophos (Gibraltar) Investments Holdings Limited	Gibraltar
Innophos Investments IV, LLC	Innophos (Gibraltar) Investments Limited	Delaware
Innophos (Gibraltar) Holdings Limited	Innophos, Inc.	Gibraltar
Innophos (Gibraltar) Limited	Innophos (Gibraltar) Holdings Limited	Gibraltar
Innophos Netherlands Investments Holdings C.V.	Innophos (Gibraltar) Holdings Limited	Netherlands
Innophos Investments III, LLC	Innophos Netherlands Investments Holdings C.V.	Delaware
Innophos Netherlands Holdings B.V.	Innophos Netherlands Investments Holdings C.V.	Netherlands
Innophos Brasil Importacão, Exportacão e Comercializacão Produtos Quimicos Ltda	Innophos Netherlands Holdings B.V.	Brazil
Innophos, SRL	Innophos Netherlands Holdings B.V.	Argentina
Innophos Germany GmbH	Innophos Netherlands Holdings B.V.	Germany
Innophos Canada Holdings B.V.	Innophos Netherlands Holdings B.V.	Netherlands
Innophos Canada, Inc.	Innophos Canada Holdings B.V.	Ontario, Canada
Innophos (Hong Kong) Limited	Innophos Netherlands Holdings B.V.	Hong Kong (China)
Innophos (Taicang) Food Ingredients Manufacturing Co., Ltd.	Innophos (Hong Kong) Limited	China
Innophos (Taicang) Trading Co., Ltd.	Innophos (Hong Kong) Limited	China
Innophos International Holdings B.V.	Innophos Netherlands Holdings B.V.	Netherlands
Innophos Mexico Holdings, LLC	Innophos International Holdings B.V.	Delaware
Innophos Mexicana, S. de R.L. de C.V.	Innophos Mexico Holdings, LLC	Mexico
Innophos TGI, S. R.L. de C.V.	Innophos Mexicana, S. de R.L. de C.V.	Mexico
Innophos Fosfatados De Mexico, S. de R.L. de C.V.	Innophos TGI, S. R.L. de C.V.	Mexico
Innophos Servicios de Mexico, S. de R.L. de C.V.	Innophos Mexicana, S. de R.L. de C.V.	Mexico

•	*100% by direct parent, except in Mexico, Innophos Netherlands Investments Holdings C.V. and Innophos, SRL where minority qualifying interests are held by other affiliates.